Salomon Brothers 2008 Worldwide Dollar Government Term
Trust Inc.


Sub-Item 77C (Proxy Statement)

Registrant incorporates by reference Registrant's DEFA 14A dated
September 27, 2005 filed on September 27, 2005.
(Accession No. 0001193125-05-192361)